Exhibit 32.2

Certification Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the quarterly report of Senetek PLC (the “Company”) on Form 10-Q for the three months ended March 31, 2006 as filed with the United States Securities and Exchange Commission (the “Report”), William F. O’Kelly, as Chief Financial Officer of the Company, hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

i.	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

ii.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

This Certification has not been, and shall not be deemed, “filed” with the Securities and Exchange Commission.

Dated: May 15, 2006	/s/ WILLIAM F. O’KELLY
William F. O’Kelly
Chief Financial Officer
(Principal Accounting Officer)